UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report: April 5, 2012

Signature Group Holdings, Inc.

Nevada	001-08007	95-2815260
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15303 Ventura Blvd., Suite 1600 Sherman Oaks, CA		91403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Sale of Non-performing Loans

Signature Group Holdings, Inc. (“Signature” or the “Company”) closed the sale of a majority of its non-performing residential real estate loans held for sale on March 30, 2012. The loans were part of Signature’s discontinued operations and the transaction is consistent with Signature’s strategy to opportunistically monetize the assets of its discontinued operations. The loans, with an unpaid principal balance of $28.0 million, were sold to a major Wall Street investment bank for $9.4 million and resulted in a $1.0 million recovery of valuation allowance on loans held for sale. Cash proceeds of $7.8 million were received at the closing, along with a $1.6 million non-interest bearing note receivable, which is due on or before April 14, 2012.

Cautionary Statement Regarding Forward Looking Statements

Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to, the outcome of litigation concerning certain causes of action of the Company. Additional information on these and other factors is contained in the Company’s SEC filings. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

Date: April 5, 2012	By:	/s/ David N. Brody
	Name:	David N. Brody
	Title:	Senior Vice President, Counsel & Secretary